AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated and effective as of this 28th day of May, 1996 by and among INTERNATIONAL STANDARDS GROUP LIMITED, a Delaware corporation ("ISG"), TOTAL NATIONAL TELECOMMUNICATIONS, INC. d/b/a TOTAL WORLD TELECOM, a Texas corporation ("Total"), and the shareholders of Total, DONALD BOOTH ("Booth"), the BOOTH 1996 PARENTS' TRUSTS (the "Parents' Trusts"), THE BOOTH 1996 SIBLINGS' TRUSTS (the "Siblings' Trusts"), THE BOOTH 1996 NEPHEWS' & NIECES' TRUSTS (the "Nephews' & Nieces' Trusts"), THE BOOTH 1996 DESCENDANTS' TRUSTS (the "Descendants' Trusts), JOSEPH HARROTT ("Harrott"), DARLENE KIRKLAND ("Kirkland"), JOE W. WIGGINS ("Wiggins"), THE JOSEPH HARROTT, SR. CHARITABLE REMAINDER TRUST (the "Harrott Trust"), THE DARLENE K. KIRKLAND CHARITABLE REMAINDER TRUST (the "Kirkland Trust") and ROBERT LEWIS ("Lewis") (Booth, the Parents' Trusts, the Siblings' Trusts, the Nephews' & Nieces' Trusts, the Descendants' Trusts, Harrott, Kirkland, Wiggins, the Harrott Trust, the Kirkland Trust and Lewis being hereinafter collectively referred to as the "Shareholders"), relating to the acquisition by ISG of all of the outstanding capital stock of Total.

                              W I T N E S S E T H:
                               - - - - - - - - - -
         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of Total;

         WHEREAS, ISG desires to acquire all of the issued and outstanding shares of capital stock of Total so that Total will become a wholly-owned subsidiary of ISG; and

         WHEREAS, the parties intend that (i) ISG shall acquire all of the issued and outstanding capital stock of Total in exchange solely for the number of shares of ISG's authorized, but unissued, shares of preferred stock as hereinafter set forth (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; (iii) ISG shall issue additional shares of preferred stock to certain present and former employees, consultants and agents of Total in exchange for certain rights, interests and compensation owed to such persons (the "Issuance"); and (iv) the Exchange and Issuance shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and under the applicable securities laws of the state or jurisdiction wherein the Shareholders and such other persons reside or under which they are organized.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                       I.

                         EXCHANGE AND ISSUANCE OF SHARES

         1.1 EXCHANGE AND ISSUANCE OF SHARES. ISG, Total and the Shareholders hereby agree that on the Closing Date (as hereinafter defined) that ISG shall issue and/or the Shareholders shall exchange all of the issued and outstanding shares of capital stock of Total for the shares of preferred stock of ISG hereinafter described:

              (i) There shall be issued to Harrott, Kirkland, Wiggins, the Harrott Trust, the Kirkland Trust and Lewis in exchange for their capital stock of Total an aggregate of 231,000 shares of ISG's Series M Cumulative Convertible Voting Preferred Stock ($100 stated value) convertible into 23,100,000 shares of Common Stock of ISG (the "Series M Preferred Stock"). Each share of Series M Preferred Stock will be entitled to one vote per share. The holders of the shares of Series M Preferred Stock shall be entitled to receive a combined dividend of $194,000 upon execution of this Agreement and a combined dividend of $388,000 at the Closing Date, to be allocated based on each holder's proportionate ownership of shares of Series M Preferred Stock. Following the Closing Date, each share of Series M Preferred Stock shall be entitled to a cumulative dividend of 2.7% of the stated value to be payable on the last day of each calendar month thereafter until such time as ISG's Registration Statement covering the resale of the shares of Common Stock underlying the Series M Preferred Stock becomes effective under the Securities Act of 1933. The shares of Series M Preferred Stock shall have the benefit of a registration covenant from ISG to permit the resale of the shares of Common Stock underlying the Series M Preferred Stock as hereinafter provided;

             (ii) There shall be issued to Booth, the Parents' Trusts, the Siblings' Trusts, the Nephews' & Nieces' Trusts, the Descendants' Trusts, in exchange for their capital stock of Total 66,500 shares of ISG's Series N Cumulative Convertible Voting Preferred Stock ($100 stated value) convertible into 6,650,000 shares of Common Stock of ISG (the "Series N Preferred Stock"). Each share of Series N Preferred Stock will be entitled to one vote per share. As the holders of the Series N Preferred Stock, they shall be entitled to receive a total dividend of $56,000 upon execution of the Agreement and a total dividend of $112,000 at the Closing Date. Following







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



         the Closing Date, each share of Series N Preferred Stock shall be entitled to a cumulative dividend at the rate of 2.7% of the stated value per month to be payable on the last day of each calendar month until such time as ISG's Registration Statement covering the resale of the shares of Common Stock underlying the Series N Preferred Stock becomes effective under the Securities Act of 1933. The holders of the Series N Preferred Stock, shall have the benefit of a registration covenant to permit the resale of the shares of Common Stock underlying the Series N Preferred Stock as hereinafter provided, except that they may not commence the sale of any shares of underlying Common Stock until after December 31, 1996 and may not dispose of in excess of 5% (332,500 shares) of the underlying shares of Common Stock in any calendar month;

            (iii) There shall be issued 35,000 shares of ISG's Series O Convertible Voting Preferred Stock ($100 stated value) convertible into 3,500,000 shares of Common Stock of ISG) (the "Series O Preferred Stock") to certain former employees, consultants and agents designated in Section A of Schedule 1.1 (iii) ("A Group") and to certain current employees and consultants designated in Section B of Schedule 1.1 (iii) ("B Group"). Each share of Series O Preferred Stock will be entitled to one vote per share. The Series O Preferred Stock shall not include any dividend. The shares of Series O Preferred Stock shall have the benefit of a registration covenant from ISG to permit the resale of the shares of Common Stock underlying the Series O Preferred Stock as hereinafter provided, except that members of the B Group may not sell their shares of underlying Common Stock until after December 31, 1996;

             (iv) There shall be issued to Booth, in consideration for his entering into a five-year employment agreement with Total and ISG, and to certain key employees of Total to be designated on Schedule 1.1 (iv) hereto, 267,501 shares of ISG's Series P Non-Cumulative Convertible Voting Preferred Stock ($100 stated value) (the "Series P Preferred Stock"). Each share of Series P Preferred Stock will be entitled to one vote per share. The Series P Preferred Stock shall not include any dividend and shall not have the benefit of any registration rights relating to the resale of the underlying shares of Common Stock. The Series P Preferred Stock shall be convertible into Common Stock of ISG at any time commencing one year following the Closing Date of this Agreement at a conversion price equal to the lower of $3.00 per share or the average closing price of the Common Stock for the ten (10) trading days preceding conversion, but in any event not less than $1.50 per share. Accordingly, the Series P Preferred Stock shall be convertible into a maximum of 17,833,400 shares of Common Stock and a minimum of 8,916,700 shares of Common Stock of ISG. Booth shall be entitled to receive 167,499 shares of Series P Preferred Stock, and the remaining 100,002 shares of Series P Preferred Stock shall be allocated to key employees of Total to be designated on Schedule 1.1 (iv) to this Agreement; and

                  (v)  There  shall  be  issued  to the  persons  designated  on
         Schedule 1.1 (v) 250,000 shares of ISG's Series Q NonCumulative Convertible Voting Preferred Stock ($100 stated value ) (the "Series Q Preferred Stock"). Each share of Series Q Preferred Stock will be entitled to one vote per share and shall not have the benefit of any registration rights relating to the resale of the underlying shares of Common Stock. The shares of Series Q Preferred Stock may not be converted into Common Stock of ISG for a period of two years following the Closing Date of the Agreement, and provided further that no conversion shall occur until certain performance criteria consisting of revenues and profit goals for Total, as set forth in a schedule to be agreed upon by ISG and Total, have been achieved. The shares of Series Q Preferred Stock, assuming such performance criteria are achieved, will be convertible into Common Stock of ISG at the lesser of $4.00 per share or the average closing price of the Common Stock of ISG for the ten (10) trading days preceding conversion, but in any event not less than $2.50 per share. Accordingly, the Series Q Preferred Stock shall be convertible into a maximum of 10,000,000 shares of Common Stock and a minimum of 6,250,000 shares of Common Stock of ISG.

The Series M Preferred Stock, the Series N Preferred Stock, the Series O Preferred Stock, the Series P Preferred Stock and the Series Q Preferred Stock may hereinafter sometimes be collectively referred to as the "Preferred Stock" and will have such terms and designations as are set forth in the Certificates of Designation substantially in the form of Exhibits A-1, A-2, A-3, A-4 and A-5 annexed hereto. The number of shares of Total's capital stock owned by each of the Shareholders and the number of shares of Preferred Stock which each of the Shareholders and other persons will receive of Series M, Series N, Series O, Series P and Series Q Preferred Stock in the Exchange and Issuance contemplated hereby is set forth on Exhibit B annexed hereto.

         1.2 REGISTRATION RIGHTS. As soon as practical following the execution of this Agreement, ISG shall prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 or other suitable registration form in order to register the resale of the shares of ISG Common Stock underlying the Series M, Series N and Series O Preferred Stock. Such Registration Statement shall be at the cost and expense of ISG, except that any legal fees incurred by the Shareholders as a result of retention of their own counsel shall be at their own cost and expense. ISG shall use its best efforts to process the Registration
Statement and obtain and maintain the effectiveness of such Registration Statement (including any Post-Effective Amendment) with the SEC and with any state regulatory authorities required in order to permit the resale of the underlying shares of Common Stock of ISG. ISG shall also provide indemnification to the Shareholders and other persons consistent with indemnification rights normally afforded to shareholders in transactions of this kind. ISG agrees to use its best efforts to obtain effectiveness of the Registration Statement on or before December 31, 1996.

         1.3 DELIVERY OF SHARES IN ESCROW. Simultaneously with the execution of this Agreement, certificates representing the shares and rights represented by the Series M, Series N, Series O, Series P and Series Q Preferred Stock shall be delivered in escrow to Texas Commerce Bank National Association (the "Escrow Agent"), and the Shareholders shall simultaneously deliver all of the shares of capital stock of Total in escrow to the Escrow Agent. Notwithstanding the delivery of the Series M and Series N Preferred Stock to the Escrow Agent, payment of the dividends on the Series M and Series N Preferred Stock shall be made directly to the Shareholders as indicated. The shares of Preferred Stock and the shares of capital stock of Total shall remain in escrow pending the closing of this Agreement and subject to Sections 12 and 13 hereof. The terms and conditions of the escrow arrangements shall be included in an Escrow Agreement in the form of Exhibit C hereto.

         1.4 INVESTMENT INTENT. The Preferred Stock and the underlying shares of Common Stock of the Company (collectively the "Securities") have not been registered under the Securities Act and may not be resold unless the Securities are registered under the Securities Act or an exemption from such registration is available. The Shareholders and other holders of the Preferred Stock will represent and warrant that they are acquiring the Securities for their own account, for investment, and not with a view to the distribution of the Securities. Each certificate representing the Securities will have a legend thereon incorporating language as follows:

                  "The Securities represented by this certifi-cate have not been registered under the Securities Act of 1933, as amended. The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required by the Act."

                                       II.

                     REPRESENTATIONS AND WARRANTIES OF TOTAL
                                AND SHAREHOLDERS

         Total and the Shareholders jointly and severally represent and warrant (the representations and warranties of the Shareholders shall be limited to the best of their knowledge and believe except as to subsections 2.1, 2.2 and 2.14, as to which such representations and warranties shall not be qualified) to ISG as follows:

         2.1 ORGANIZATION AND GOOD STANDING; OWNERSHIP OF SHARES. Total is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated. Total is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Total to issue, sell or transfer any stock or other securities of Total except certain options as disclosed in subsection 5.7 hereof.

         2.2. OWNERSHIP OF SHARES. The Shareholders are the owners of record and beneficially of all of the shares of the capital stock of Total free and clear of all rights, claims, liens and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. Total has provided to ISG the preliminary audited consolidated balance sheet of Total as of December 31, 1995 (the "Balance Sheet") and the related consolidated statement of operations for the year then ended (collectively the "Financial Statements"). The Financial Statements fairly represent the consolidated financial position of Total as at such date and the consolidated results of its operations for the period then ended. Definitive audited financial statements will be provided to ISG on or prior to the Closing Date. The Financial Statements will be audited by Peat Marwick LLP, and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise will be stated therein. The books of account and other financial records of Total, financial or other, are in all material respects complete and correct and are maintained in accordance with good business and accounting practices.

         2.4 NO MATERIAL ADVERSE CHANGES. Except as set forth on Schedule 2.4, since the date of the Balance Sheet there has not been:

              (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Total;

             (ii) any incurrence by Total of any indebtedness for borrowed money not in the ordinary course;

            (iii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Total, whether or not covered by insurance;

             (iv) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase Total's capital stock;

             (v) any sale of an asset or any mortgage or pledge by Total of any properties or assets (other than in the ordinary course of business);

            (vi) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

            (vii) termination or failure to renew, or receipt of any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract, licensing arrangement, tariff or other agreement; or

           (viii) except in the ordinary course of business, any contract, agreement or transaction consummated.

         2.5 TAXES. Total has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it, or the failure to make such filings and resulting liability would not be material relative to the results of operations of Total.

Total has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         2.6 COMPLIANCE WITH LAWS. Total has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Total.

         2.7 NO BREACH. The execution, delivery and performance of this Agree-ment and the consummation of the transactions contemplated hereby will not:

              (i) violate any provision of the Articles of Incorporation or By-Laws of Total;

             (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Total is a party or by or to which they or any of its assets or properties may be bound or subject;

            (iii ) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Total, or upon the properties or business of Total; or

             (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         2.8 ACTIONS AND PROCEEDINGS. Except as set forth on Schedule 2.8 or otherwise provided in writing to ISG, there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Total. Except as set forth, there is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Total and the Shareholders, threatened against or involving Total or any of its properties or assets. None of the actions suits, claims, proceedings or investigations set forth, individually or together with any other, will have a material adverse effect on the assets, properties, business operations, or condition (financial or otherwise) of Total, or will result in any order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal that is not adequately reserved against. Except as set forth, there is no fact, event or circumstances known to Total or the Shareholders that may give rise to any material suit, action, claim, investigation or proceeding that would be required to be set forth on Schedule 2.8 if currently pending or threatened.

                  (i) Total has heretofore disclosed to ISG that certain proceeding styled I.96-04024 investigation by the Public Utility Commission of California relating to the licensing and tariffing of business in California under the name Heartline Communications and/or Total World Telecom exists. The parties agree that the existence and any outcome of this proceeding shall not affect the consummation of this Agreement or the obligations of the parties to each other.

         2.9 BROKERS OR FINDERS. Except as disclosed on Schedule 2.9, no broker's or finder's fee will be paid by Total in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Total or the Shareholders.

         2.10 REAL ESTATE. Total does not own or lease any real estate, nor does Total have any option to purchase any interest in real property except as disclosed in the Financial Statements.

         2.11 TANGIBLE ASSETS. Total has made available for review a listing of all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items or other tangible property material to the business of Total (the "Tangible Assets"). Except as set forth on Schedule 2.11, Total holds all right, title and interest in all the properties, interests in properties and assets, real, personal and mixed reflected as being owned by it on the Balance Sheet or acquired by if after the date of the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.11. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Total and, to the best of Total's and the Shareholders' knowledge, conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         2.12 LIABILITIES. As at the date of the Balance Sheet, except as set forth on Schedule 2.12 or arising in the ordinary course of business, Total does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, which are material to its operations, whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Total will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet or on Schedule 2.12, except for Liabilities incurred since the date of the Balance Sheet, in the ordinary course of business or otherwise consented to by ISG. To the best knowledge of Total and the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business, except as set forth on Schedule 2.12.

         2.13 ENVIRONMENT, HEALTH AND SAFETY. Except as set forth on Schedule 2.13, Total has complied with all material environmental, health and safety laws, and no action, suit proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, Total has obtained and been in compliance in all material respects with the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in applicable environmental, health and safety laws.

         2.14 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Total and the Shareholders have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Total and the Shareholders in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and the performance by Total and the Shareholders of this Agreement, in accordance with its respective terms and conditions will not:

              (i) require the approval or consent of any foreign, federal,state, county, local or other governmental or regulatory body or the approval or consent of any other person;

             (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to Total, or any instrument, contract or other agreement to which Total or the Shareholders is a party, or by or to which Total or the Shareholders is bound or subject; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of Total.

         2.15 FULL DISCLOSURE. No representation or warranty by Total or the Shareholders in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to ISG pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Total. To the best knowledge of Total and the Shareholders, there is no fact, development or threatened development (except for general economic conditions affecting business generally) which Total and the Shareholders have not disclosed to ISG in writing and which materially adversely affects the business of Total.

         2.16 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                                      III.

                      REPRESENTATIONS AND WARRANTIES OF ISG

         ISG hereby represents and warrants to Total and the Shareholders as follows:

         3.1 ORGANIZATION AND GOOD STANDING. ISG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. ISG is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by ISG or the nature of the business transacted by it make such license or qualification necessary. At or about the date of closing, Total and the Shareholders shall have received a certificate of good standing to the effect that ISG is in good standing under the laws of its jurisdiction of incorporation.

         3.2 OUTSTANDING CAPITALIZATION. As of the date hereof, the capitalization of ISG is as set forth on Schedule 3.2 hereof without giving effect to the issuance of the Preferred Stock. The various series of preferred stock are convertible into the number of shares of Common Stock of ISG listed on
Schedule 3.2. There are no other issued or outstanding shares of capital stock of ISG as to the date hereof. As of such date, there were also issued and outstanding the warrants, options, rights, commitments to issue and other derivative securities which are issuable upon exercise or conversion of such securities into Common Stock of ISG as listed on Schedule 3.2.

         3.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. ISG has provided to Total the unaudited consolidated balance sheet of ISG as of March 31, 1996 (the "Balance Sheet") and the audited balance sheet of ISG as at September 30, 1995, and the related statements of operation for the period and year then ended (collectively the "Financial Statements"). The Financial Statements fairly represent the financial position of ISG as at such dates and the results of its operations for the period and year then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of ISG, financial or otherwise, are in all material respects complete and correct and are maintained in accordance with good business and accounting practices.

         3.4 NO MATERIAL ADVERSE CHANGES. Except as set forth on Schedule 3.4 or in the Periodic Reports filed by ISG under the Securities Exchange Act of 1934 ("Periodic Reports"), since the date of the Balance Sheet there has not been:

              (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of ISG;

             (ii)  any incurrence by ISG of any indebtedness for borrowed money;

            (iii) any loan or advance by ISG to any of its stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business) or made any other loan or advance otherwise than in the ordinary course of business;

             (iv) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ISG, whether or not covered by insurance;

              (v) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of ISG's capital stock;

             (vi) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by ISG of any properties or assets;

            (vii) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

           (viii) any payment or commitment to pay any severance or termination pay to any of the officers, directors, employees, consultants, agents, or other representatives of ISG;

             (ix) termination or failure to renew, or receipt of any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement; or

              (x) except in the ordinary course of business, any contract, agreement or transaction consummated.

         3.5 TAXES. ISG has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it or the failure to make such filings and resulting liability would not be material relative to the results of operations of ISG. ISG has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         3.6 COMPLIANCE WITH LAWS. ISG has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of ISG.

         3.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i) violate any provision of the Certificate of Incorporation, Articles of Incorporation or By-Laws ISG;

             (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which ISG is a party or by or to which it or any of its assets or properties may be bound or subject;

            (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ISG, or upon the securities properties or business of ISG; or

             (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         3.8 ACTIONS AND PROCEEDINGS. Except as set forth on Schedule 3.8, in the Financial Statements or in any Periodic Reports filed with the SEC, there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving ISG. Except as set forth on Schedule 3.8, the Financial Statements or Periodic Reports, there is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of ISG, threatened against or involving ISG or any properties or assets of ISG. None of the actions suits, claims, proceedings or investigations set forth on Schedule 3.8, the Financial Statements or Periodic Reports, individually or together with any other, will have a material adverse effect on the assets, properties, business operations, or condition (financial or otherwise) of ISG, or will result in any order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal that is not adequately reserved against. Except as set forth on Schedule 3.8, the Financial Statements or Periodic Reports, there is no fact, event or circumstances known to ISG that may give rise to any suit, action, claim, investigation  or proceeding  that would be required to be set forth on Schedule
3.8 if currently pending or threatened. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or, to the best knowledge of ISG, threatened that would give rise to any right of indemnification on the part of any director or officer of ISG or the heirs, executors or administrators of such director or officer against ISG.

         3.9 BROKERS OR FINDERS. No broker's or finder's fee will be payable by ISG in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by ISG.

         3.10 OPERATIONS OF ISG. Except as set forth in Schedule 3.10, the Financial Statements or Periodic Reports or reflected in this Agreement, since March 31, 1996, ISG has not:

              (i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or change or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

             (ii) declared or paid any dividend or declared or made any distribution of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; or

            (iii) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially affecting the assets, properties, business, operations or conditions (financial or otherwise) of ISG.

         3.11 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. ISG has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of ISG enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by ISG of this Agreement, in accordance with its respective terms and conditions will not:

              (i)  require the approval or consent of its stockholders;

             (ii) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person;

            (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Buyer, or any instrument, contract or other agreement to which ISG is a party or by or to which ISG is bound or subject; or

             (iv) result in the creation of any lien or other encumbrance on the assets or properties of ISG.

         3.12 LIABILITIES. As at March 31, 1996, except as set forth on Schedule
3.12 or in the  Periodic  Reports,  ISG does not have  any  direct  or  indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, which are material to its operations, whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet included as part of Schedule 3.3 hereof. As of the Closing Date, ISG will not have any Liabilities, other than Liabilities fully and adequately reflected on such Balance Sheet or on Schedule 3.12, except for Liabilities incurred since March 31, 1996 in the ordinary course of business, disclosed in the Financial Statements or Periodic Reports, or otherwise consented to by Total. To the best knowledge of ISG, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business, except as set forth on Schedule 3.12 or disclosed in the Financial Statements or Periodic Reports.

         3.13 DELIVERY OF PERIODIC REPORTS; COMPLIANCE WITH 1934 ACT. ISG has provided Total with access to all of its Periodic Reports filed with the SEC since January 1, 1994. ISG has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934 as a result of having been registered under Section 12(g) of that Act. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to ISG are included in the Periodic Reports.

         3.14 ENVIRONMENT, HEALTH AND SAFETY. Except as set forth on Schedule 3.14, to the best of its knowledge, ISG has complied in all material respects with all material environmental, health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the best of its knowledge, ISG has obtained and been in compliance in all material respects with the terms and conditions of all material permits, licenses and other authorizations which are required under, and has complied in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in applicable environmental, health and safety laws.

         3.15 THE SECURITIES. The Preferred Stock to be issued to the Shareholders and to other persons have been duly authorized by all necessary corporate any stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         3.16 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. ISG has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder unless disclosed in this Agreement. This Agreement has been duly executed and delivered and is the valid and binding obligation of ISG in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and the performance by ISG of this Agreement, in accordance with its respective terms and conditions will not:

              (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person;

             (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to ISG, or any instrument, contract or other agreement to which ISG is a party or by or to which ISG is bound; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of ISG.

         3.17     FULL DISCLOSURE.  No representation or warranty by ISG in
this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Total and the Shareholders pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of ISG. To the best knowledge of ISG, there is no material fact, development or threatened development (except for general economic conditions affecting business generally) which ISG has not disclosed in writing and which materially adversely affects ISG or the transactions contemplated hereby.

        3.18    REPRESENTATIONS   AND   WARRANTIES   ON   CLOSING   DATE.   The
representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                                       IV.

                       COVENANTS OF TOTAL AND SHAREHOLDERS

         Total and the Shareholders covenant to ISG as follows:

         4.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Shareholders and Total shall cause Total conduct its business in the ordinary course and, without the prior written consent of ISG, shall ensure that Total does not undertake any of the actions specified in Subsection 2.4 hereof.

         4.2 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Shareholders and Total will cause Total to use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and clients and preserve its goodwill.

         4.3 LITIGATION. Total and the Shareholders shall promptly notify ISG of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Total.

         4.4 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, the Shareholders and Total shall cause Total to conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

               (i) promptly give notice to ISG of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

             (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

         4.5 TERMINATION OF PAYMENTS TO HOLDERS OF PREFERRED STOCK. During such period as the holders of any series of the Preferred Stock are entitled to receive cumulative dividends under the terms of their series of Preferred Stock and this Agreement, the holders will not receive from Total any payment of salaries, contractual payments or any compensation from Total based on their status as an employee, consultant or a contracting party of Total.

                                       V.

                                COVENANTS OF ISG

         ISG covenants to Total and the Shareholders as follows:

         5.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, ISG shall conduct its business in the ordinary course and, without the prior written consent of Total, shall ensure that ISG does not undertake any of the actions specified in Section 3.4 hereof.

         5.2 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, ISG shall preserve its business organizations intact, use its best efforts to keep available the services of its present employees, consultants and agents and preserve ISG's goodwill.

         5.3 LITIGATION. ISG shall promptly notify Total of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against ISG.

         5.4 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, ISG shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

              (i) promptly give notice to Total of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

             (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

         5.5 INCREASED CAPITALIZATION. As soon as practical following the Closing Date, ISG will file a Preliminary Proxy Statement or Preliminary Information Statement with the SEC to increase its capitalization or effectuate a reverse stock split of the outstanding Common Stock as hereinafter provided. ISG will use its best efforts to obtain necessary authorizations and approvals of the stockholders of ISG and the Securities and Exchange Commission for the increase of the authorized Common Stock or reverse stock split of the outstanding Common Stock of ISG to permit the Shareholders of Total and other holders of Preferred Stock to convert the Preferred Stock into Common Stock of ISG. Following approval by the SEC of the Proxy Statement or Information Statement providing for the increase in capitalization or reverse stock split, ISG shall immediately provide notice to all the stockholders of ISG of a meeting for the purpose of voting for an increase in the capitalization or reverse stock split for the Common Stock and conduct such meeting and complete the vote as soon as legally possible to allow the Preferred Stock to be converted into Common Stock of the Company.

         5.6 FILING OF REGISTRATION STATEMENT. As soon as practical following the execution of this Agreement, ISG will file a Registration Statement on Form SB-2 or other applicable form with the SEC in order to register the resale of the shares of ISG common stock underlying the Series M and Series O Preferred Stock. ISG will use its best efforts to obtain the necessary effectiveness of such Registration Statement from the SEC and to maintain the effectiveness of such Registration Statement (by filing any necessary post-effective amendments) in order to permit the resale of the shares of common stock underlying the Series M Preferred Stock.

         5.7 RELEASE OF PERSONAL GUARANTEES. ISG agrees to use itsbest efforts immediately following the Closing Date to release Booth from certain personal guaranties of obligations and indebtedness of Total.

         5.8 WORKING CAPITAL ADVANCE. Simultaneously with the closing of this Agreement, ISG will advance $5,000,000 to Total for its working capital needs.

                                       VI

                              ADDITIONAL COVENANTS

         6.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, Total and ISG shall each be entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may have the full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully in connection with such review and examination and to make full disclosure to the other parties all material facts affecting its financial condition and business operations. All such examinations and investigations shall be completed by all parties by June 10, 1996.

         6.2 EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         6.3 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

         6.4 CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, Total and ISG agree to keep confidential any information disclosed to each other in connection therewith for a period of two
(2) years from the date hereof; provided, however, such obligation shall not apply to information which:

              (i)   at the time of disclosure was public knowledge;

             (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

            (iii) the receiving party had within its possession at the time of disclosure.

         6.5 ELECTION OF DIRECTORS. For a period of five years from the date of closing, the Shareholders shall have the right to designate as directors of ISG two individuals who may be affiliates of Total. ISG agrees to use its best efforts to obtain the election of the two designees of Total as directors of ISG. Total agrees that ISG will have the right to have at least one of ISG's designees appointed as directors of Total prior to the termination of the Escrow Agreement.

                                      VII.

             CONDITIONS PRECEDENT TO THE OBLIGATION OF ISG TO CLOSE

         The obligation of ISG to enter into and complete the Closing is subject, at the option of ISG, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by ISG in writing:

         7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Total and the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Total and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Total and the Shareholders on or prior to the Closing Date. Total and the Shareholders shall have delivered to ISG, if requested, a certificate, dated the Closing Date, to the foregoing effect.

         7.2 GOVERNMENTAL PERMITS AND APPROVALS; CORPORATE RESOLUTIONS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. Total shall advise all Public Utility Commissions of the change of ownership resulting from the consummation of this Agreement, and any approvals required thereby shall be obtained as contemplated herein. The Board of Directors or other management group of Total shall have approved the transactions contemplated by this Agreement and Total shall have delivered to ISG, if requested by ISG, resolutions by its Board of Directors, or other management group, certified by the Secretary of Total authorizing the transactions contemplated by this Agreement.

         7.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with Total which may be required in connection with the performance by Total of its obligations under such contracts or other agreements after the Closing shall have been obtained.

         7.4 SATISFACTORY BUSINESS REVIEW. ISG shall have reasonably satisfied itself, after receipt and consideration of the Schedules and after ISG and its representatives have completed the review of the business of Total contemplated by this Agreement, that none of the information revealed thereby or in the Financial Statements has resulted in, or in the reasonable opinion of ISG may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Total. Such review shall be completed by June 10, 1996.

         7.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of ISG, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Total.

         7.6 AUDITED FINANCIAL STATEMENTS. The definitive audited financial statements of Total shall not reflect any material adverse changes or trends from the preliminary financial statements delivered to ISG.

         7.7 CERTIFICATE OF GOOD STANDING. ISG shall have received a certificate of good standing dated at or about the Closing Date to the effect that Total is in good standing under the laws of its jurisdictions of incorporation.

         7.8 STOCK CERTIFICATES. At the date of this Agreement, the Shareholders shall have delivered to the Escrow Agent the certificates representing the Total shares of capital stock duly endorsed (or with executed stock powers).

         7.9 CERTIFICATES OF TOTAL AND THE SHAREHOLDERS. If requested by ISG, Total and the Shareholders shall each have delivered a certificate in that all the representations and warranties made by Total and the Shareholders in this Agreement are true and correct in all material respects on the Closing Date.

         7.10 OTHER DOCUMENTS. Total and the Shareholders shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                      VIII.

                 CONDITIONS PRECEDENT TO THE OBLIGATION OF TOTAL
                            AND SHAREHOLDERS TO CLOSE

         The obligation of Total and the Shareholders to enter into and complete the Closing is subject, at the option of Total and the Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Total and the Shareholders.

         8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of ISG contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. ISG shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by ISG on or prior to the Closing Date. ISG shall have delivered to Total and the Shareholders, if requested, a certificate, dated the Closing Date and signed by an executive officer of ISG, to the foregoing effect.

         8.2 GOVERNMENTAL PERMITS AND APPROVALS; CORPORATE RESOLUTIONS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. Total shall advise all Public Utility Commissions of the change of ownership resulting from the consummation of this Agreement, and any approvals required thereby shall be obtained as contemplated herein. The Board of Directors of ISG shall have approved the transactions contemplated by this Agreement, and ISG shall have delivered to Total and the Shareholders, if requested, resolutions by its Board of Directors certified by the Secretary of ISG authorizing the transactions contemplated by this Agreement.

         8.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with ISG which may be required in connection with the performance by ISG of its obligations under such contracts or other agreements after the Closing shall have been obtained.

         8.4 SATISFACTORY BUSINESS REVIEW. Total and the Shareholders shall have reasonably satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of ISG, that none of the information revealed thereby has resulted in or in the reasonable opinion of Total may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of ISG. Such review shall be completed by June 10, 1996.

         8.5 LITIGATION.   No  action,  suit  or  proceeding  shall  have  been
instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may, in the reasonable opinion of Total, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of ISG.

         8.6 STOCK CERTIFICATES. Immediately following the execution hereof, ISG shall deliver certificates representing the Preferred Stock to be received pursuant hereto.

         8.7 OTHER DOCUMENTS. ISG shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                       IX.

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF
                           TOTAL AND THE SHAREHOLDERS

         Notwithstanding any right of ISG fully to investigate the affairs of Total and notwithstanding any knowledge of facts determined or determinable by ISG pursuant to such investigation or right or investigation, ISG shall have the right to rely fully upon the representations, warranties, covenants and agreements of Total and the Shareholders contained in this Agreement or in any document delivered to ISG by Total or the Shareholders or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for a period of one year.

                                       X.

                SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF ISG

         Notwithstanding any right of Total and the Shareholders fully to investigate the affairs of ISG and notwithstanding any knowledge of facts determined or determinable by Total and the Shareholders pursuant to such investigation or right or investigation, Total and the Shareholders have the right to rely fully upon the representations, warranties, covenants and agreements of ISG contained in this Agreement or in any document delivered to Total and the Shareholders by ISG or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for a period of one year.

                                       XI.

                                 INDEMNIFICATION

         11.1 OBLIGATION OF TOTAL AND THE SHAREHOLDERS TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in
Section 9, Total and the Shareholders jointly and severally hereby agree to indemnify, defend and hold harmless ISG from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Total and the Shareholders contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         11.2 OBLIGATION OF ISG TO INDEMNIFY. Subject to the limitations on the survival of representations and warranties contained in Section 10, ISG agrees to indemnify, defend and hold harmless Total and the Shareholders from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by ISG and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         11.3 CLAIMS BY THIRD PARTIES. Promptly after receipt by either party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party or parties (the "Indemnitor"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

         11.4 OPPORTUNITY TO DEFEND. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within fifteen (15) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnitor in the compromise of, or defense against, such Asserted Liability. The Indemnitee may participate at its own expense, in the defense of such Asserted Liability. If Indemnitor elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, contests its obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the opinion of Indemnitee, then Indemnitee may, upon ten days' notice to Indemnitor pay, compromise or defend any such Asserted Liability. If the Indemnitor choose to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

                                      XII.

                            TERMINATION OF AGREEMENT

         This Agreement may be terminated prior to the Closing Date as follows:

              (i) at the election of ISG, if any one or more of the conditions to the obligation of ISG to close has not been fulfilled as of the Closing Date;

             (ii) at the election of Total, if any one or more of the conditions to the obligation of Total and the Shareholders to close has not been fulfilled as of the Closing Date;

            (iii) at the election of ISG, if Total or the Shareholders have breached any material representations, warranty, covenant or agreement contained in this Agreement;

             (iv) at the election of Total, if ISG has breached any material representation, warranty, covenant or agreement contained in this Agreement;

              (v) at the election of ISG or Total, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either ISG or Total, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; and

             (vi) at any time on or prior to the Closing Date, by mutual written consent of ISG and Total.

         If this Agreement is terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become null and void and of no further force and effect, except for the provisions of subsection 6.4 hereof relating to the obligation of the parties to keep information confidential. None of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Section 9 and 10 results from the violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                      XIII.

                                   THE CLOSING

         The Closing shall take place on or prior to June 20, 1996 (the "Closing Date") or at such other time and the location as may be agreed upon by the parties hereto, including by facsimile and overnight mail.

                                      XIV.

                                  MISCELLANEOUS

         14.1 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by ISG or Total at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

         14.2 NOTICES. Any notice or other communication required or which may given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

                  (i)      If to ISG:

                           International Standards Group, Limited
                           3200 North Military Trail, Suite 210
                           Boca Raton, Florida   33431
                           Attention:  President

                (ii)       If to Total, to:

                           Total National Telecommunications, Inc.
                           1001 Fannin, Suite 300
                           Houston, Texas   77002
                           Attention:  President

              (iii)        If to the Shareholders:

                           c/o Mr. Donald Booth
                           1001 Fannin, Suite 300
                           Houston, Texas   77002

         Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         14.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the securities and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         14.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         14.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

         14.6 NO ASSIGNMENT. This Agreement is not assignable except by operation of law.

         14.7 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agree-ment are a part of this Agreement as if set forth in full herein.

         14.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         14.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

        14.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.
         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                             INTERNATIONAL STANDARDS
Witness:                                         GROUP, LIMITED



____________________________                 By:___________________________
                                                 President

                                                TOTAL NATIONAL
Witness:                                           TELECOMMUNICATIONS, INC



                                                By:
- ----------------------------                       ----------------------------
                                                   President
Witness:



- ----------------------------                    ------------------------------
                                                DONALD BOOTH, Shareholder




- ----------------------------                    ------------------------------
                                                THE BOOTH 1996 PARENTS' TRUSTS,
Witness:                                           Shareholder



                                                By:
- ----------------------------                      ----------------------------
Witness:                                        THE BOOTH 1996 SIBLINGS' TRUSTS,



                                                By:
- ----------------------------                      ----------------------------
                                                THE BOOTH 1996 NEPHEWS' &
Witness:                                           NIECES' TRUSTS, Shareholder



                                                By:
- ----------------------------                      ----------------------------
                                                THE BOOTH 1996 DESCENDANTS'
Witness:                                           TRUSTS, Shareholder



                                                By:
- ----------------------------                       --------------------------

Witness:



- ----------------------------                   ------------------------------
                                                JOSEPH HARROTT, Shareholder

Witness:


- ----------------------------                   ------------------------------
                                                DARLENE KIRKLAND, Shareholder
Witness:



- ----------------------------                   ------------------------------
                                               JOE W. WIGGINS, Shareholder

                                               THE JOSEPH HARROTT, SR.
                                                CHARITABLE REMAINDER TRUST,
Witness:                                        Shareholder



                                              By:
- ----------------------------                     ----------------------------
                                              THE DARLENE K. KIRKLAND
                                               CHARITABLE REMAINDER TRUST,
Witness:                                       Shareholder



                                              By:
- ----------------------------                      ---------------------------

Witness:



- ----------------------------                  ------------------------------
                                              ROBERT LEWIS, Shareholder